UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) August 1, 2018

TWIN DISC, INCORPORATED

(Exact name of registrant as specified in its charter)

WISCONSIN	001-7635	39-0667110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1328 Racine Street     Racine, Wisconsin 53403

(Address of principal executive offices)

Registrant's telephone number, including area code:     (262)638-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2018 LONG-TERM INCENTIVE PLAN

On August 1, 2018, the Board of Directors (the “Board”) of Twin Disc, Incorporated (the “Company”) approved a new long-term incentive plan, entitled the Twin Disc, Incorporated 2018 Long-Term Incentive Compensation Plan (the “2018 LTI Plan”).      Benefits under the 2018 LTI Plan may be granted, awarded or paid in any one or a combination of stock options, stock appreciation rights, restricted stock awards, restricted stock units, cash-settled restricted stock units, performance stock awards, performance stock unit awards, performance unit awards, and dividend equivalent awards.  There is reserved for issuance under the Plan an aggregate of 850,000 shares of the Company’s common stock, which may be authorized and unissued shares or shares reacquired by the Company in the open market or a combination of both.  The aggregate amount is subject to proportionate adjustments for stock dividends, stock splits and similar changes.

The Compensation and Executive Development Committee of the Board (the "Committee") will administer the 2018 LTI Plan.  The Committee has the discretionary authority to prescribe, amend and rescind rules and regulations relating to the 2018 LTI Plan, to select the eligible employees who shall receive awards under the 2018 LTI Plan, to grant awards under the 2018 LTI Plan and determine the terms and conditions of such awards, and to interpret the 2018 LTI Plan and/or any agreement entered into under the 2018 LTI Plan.

The 2018 LTI Plan became effective immediately upon approval by the Board. However, the Company intends to submit the 2018 LTI Plan to the Company’s shareholders for approval at the next annual meeting of shareholders, and all awards made under the 2018 LTI Plan will be null and void if the shareholders do not approve the 2018 LTI Plan before August 1, 2019. Pursuant to rules of the NASDAQ Stock Market, awards granted under the 2018 LTI Plan are designed so that no equity may be issued prior to shareholder approval of the 2018 LTI Plan. The 2018 LTI Plan is intended to replace the Twin Disc, Incorporated 2010 Long-Term Incentive Compensation Plan (as amended), and if the 2018 LTI Plan is approved by the Company’s shareholders, no new awards will be made under the 2010 LTI Plan.

Statements about the 2018 LTI Plan are qualified by and subject to the actual provisions of the 2018 LTI Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

SALARY AND INCENTIVE COMPENSATION

At its meeting on August 1, 2018, the Committee (i) approved the base salaries of, and (ii) approved the targets for fiscal 2019 bonuses for, the Company’s principal financial officer, and certain of the Company’s other “named executive officers” (as used in Instruction 4 to Item 5.02 of Form 8-K). The Committee did not finalize decisions regarding the fiscal 2019 compensation of the Company’s principal executive officer, but is expected to do so in the near future. The base salaries and target bonuses for such named executive officers were set as follows:

Name and Position	Base Salary	Target Bonus as
		% of Base Salary

Jeffrey S. Knutson	$340,000	50%
Vice President – Finance,
Chief Financial Officer,
Treasurer, and Secretary

Malcolm F. Moore	$397,500	50%
Executive Vice President,
Chief Operating Officer

Dean J. Bratel, Vice President -	$296,000	50%
Sales and Applied Technology

The above base salaries represent an increase of 4.8% for Mr. Knutson and 5.3% for Mr. Bratel, which increases are effective the first pay period that includes October 1, 2018. The base salary of Mr. Moore was not changed.

In each case, the target incentive bonus is based on the FY 2019 Corporate Incentive Plan (“CIP”), which the Committee adopted and approved on August 1, 2018. The CIP establishes the target bonuses for the named executive officers based on the following factors and relative weights for each factor: (i) EBITDA (40%); sales revenue (20%); trade working capital as a percentage of sales (20%); and strategic objectives (individual achievement) (20%). In no event will an incentive payment under the CIP exceed 200% of the target. An incentive payment to a named executive officer under the CIP may be increased or decreased by up to 20%, at the discretion of the Chief Executive Officer (except that an increase or decrease of the CIP payment to the CEO shall be at the discretion of the Committee).

On August 1, 2018, the Committee also issued performance stock awards to named executive officers of the Company under the 2018 LTI Plan.  A target number of 10,947 performance shares were awarded to the named executive officers (subject to adjustment as described below), allocated as follows: Mr. Knutson, 6,060 performance shares; and Mr. Bratel, 4,887 performance shares.  The performance shares will be paid out based on the following performance objectives and relative weights for each objective for the three fiscal year period ending June 30, 2021: (i) average return on invested capital (also known as return on total capital) (40%), (ii) average sales revenue (30%), and (iii) average earnings per share (30%). With respect to each performance objective, a value shall be determined as a percentage of the target based on the attainment of the performance objective for the performance period. If the Company does not obtain the threshold for that performance objective, such percentage shall be 0%. If the Company obtains the threshold for that performance objective, the percentage shall be 50%. If the Company equals or exceeds the maximum for that performance objective, the percentage shall be 150%. Outcomes between the threshold and target will be interpolated linearly between the amount of threshold award and the amount of the target award applicable to that performance objective, and outcomes between target and maximum will be interpolated linearly between the amount of the target award and the amount of the maximum award applicable to that performance objective. The percentage for each performance objective will be multiplied by the weight accorded to that performance objective, and the sum of the weighted percentages for each of performance objectives will be multiplied by the target number of performance shares awarded. The maximum number of performance shares that can be earned by the named executive officers pursuant to this award is 16,421. All awards of performance shares are contingent upon the approval of the 2018 LTI Plan by the Company’s shareholders prior to August 1, 2019, and the awards shall be null and void if such shareholder approval is not obtained. A copy of the form of the Performance Stock Award Grant Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

On August 1, 2018, the Committee also issued restricted stock units to named executive officers of the Company under the 2018 LTI Plan.  Each restricted stock unit represents the right to receive one share of common stock of the Company if and when the restricted stock unit vests. A total of 10,947 restricted stock units were granted to the named executive officers, allocated as follows: Mr. Knutson, 6,060 restricted stock units; and Mr. Bratel, 4,887 restricted stock units.  The restricted stock units will vest in three years, provided the named executive officer remains employed as of such vesting date.  Subject to obtaining shareholder approval of the 2018 LTI Plan, the restricted stock units will fully vest if the named executive officer terminates employment due to death or disability, or if, following a change in control of the Company, the named executive officer is involuntarily terminated without cause or terminates employment for good reason.  In conjunction with the restricted stock unit awards, the Committee also granted dividend equivalent awards. If and when a named executive officer’s restricted stock units vest, the named executive officer shall receive a payment equal to the cash dividends that would have been paid during the restricted period on the shares of stock represented by the restricted stock units (plus interest), as well as any stock dividends that would have been issued during the restricted period on the shares of stock represented by the restricted stock units. All awards of restricted stock units and dividend equivalent awards are contingent upon the approval of the 2018 LTI Plan by the Company’s shareholders prior to August 1, 2019, and the awards shall be null and void if such shareholder approval is not obtained. A copy of the form of the Restricted Stock Unit Grant Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

CHANGE IN CONTROL SEVERANCE AGREEMENT

On August 1, 2018, the Committee also approved revised Change in Control Severance Agreements to replace similar agreements that it previously entered into with the executive officers of the Company.  The new agreements provide that if the executive experiences an involuntary termination (or resigns for good reason, as defined) within two years following a change in control of the Company, the executive will receive a severance payment equal to (a) a specified multiple, times (b) the sum of (i) the executive’s annual base salary in effect immediately prior to the date of termination (or, if employment terminates for good reason due to a reduction in base salary, the executive’s annual base salary in effect immediately prior to the reduction,) plus (ii) a bonus component, equal to the greater of: (A) the annual bonus awarded to the executive under the Company’s annual Corporate Incentive Plan (“CIP”) for the fiscal year immediately preceding the fiscal year in which the date of termination occurs (or, if no annual bonus was received for such fiscal year, the average of the annual bonuses awarded to the executive under the CIP for the three fiscal years immediately preceding the fiscal year in which the date of termination occurs), or (B) the executive’s target annual bonus under the CIP for the fiscal year in which the date of termination occurs. The new Change in Control Severance Agreements differ from the agreements they are replacing in that the new agreements (1) define “Change in Control” to provide that a change in control occurs upon the consummation of a merger, consolidation, liquidation, or sale of substantially all of the Company’s assets, rather than upon shareholder approval of such an event; and (2) add a requirement that employees who are resigning for good reason give notice and an opportunity for the Company to cure the condition that constitutes good reason for resignation.

The new Change in Control Severance Agreements were signed by the executives of the Company effective August 3, 2018. The form of the new Change in Control Severance Agreement entered into with Mr. Batten is attached hereto as Exhibit 10.4.  The form of the new Change in Control Severance Agreement entered into with Mr. Knutson and Mr. Moore is attached hereto as Exhibit 10.5.  The form of the new Change in Control Severance Agreement entered into with Mr. Bratel (as well as with other executive officers of the Company) is attached hereto as Exhibit 10.6.

DIRECTOR RESIGNATION

On August 2, 2018, Michael C. Smiley, a member of the Board, informed the Company that he is resigning from the Board. Mr. Smiley’s resignation was effective August 2, 2018. Concurrent with Mr. Smiley’s resignation, the Board reduced the number of directors on the Board from eight to seven in accordance with the Company’s Bylaws.

FORWARD LOOKING STATEMENTS

The disclosures in this report on Form 8-K and in the documents incorporated herein by reference contain or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (or entities in which the Company has interests), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements. Certain factors that could cause the Company’s actual future results to differ materially from those discussed are noted in connection with such statements, but other unanticipated factors could arise. Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this Form 8-K. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.

Item 9.01     Financial Statements and Exhibits

(c)     Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Twin Disc, Incorporated 2018 Long-Term Incentive Compensation Plan
10.2	Form of Performance Stock Award Grant Agreement for performance stock grants on August 1, 2018
10.3	Form of Restricted Stock Unit Grant Agreement for restricted stock unit grants on August 1, 2018
10.4	Form of Change in Control Severance Agreement between the Company and Mr. Batten effective August 3, 2018
10.5	Form of Change in Control Severance Agreement between the Company and Messrs. Knutson and Moore effective August 3, 2018
10.6	Form of Change in Control Severance Agreement between the Company and Mr. Bratel effective August 3, 2018

SIGNATURE

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 6, 2018	Twin Disc, Incorporated

/s/ Jeffrey S. Knutson
Jeffrey S. Knutson
Vice President-Finance, Chief Financial Officer, Treasurer & Secretary